Exhibit 1.1

EXECUTION VERSION

NCR CORPORATION

(a Maryland corporation)

342,000 shares

Series A Convertible Preferred Stock

UNDERWRITING AGREEMENT

March 13, 2017

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

NCR Corporation, a Maryland corporation (the “Company”), and the persons listed in Schedule B hereto (the “Selling Stockholders”) confirm their agreement with J.P. Morgan Securities LLC (“J.P. Morgan”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch” and, together with J.P. Morgan, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the sale by the Selling Stockholders and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Securities”), of the Company, set forth in Schedules A and B hereto.

The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-210457) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the

Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 7:00 p.m., New York City time, on March 13, 2017, or such other time as agreed by the Company and the Underwriters.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information with respect to the Registration Statement.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii) Accurate Disclosure. The Registration Statement, at its effective time and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the first sentence of the third paragraph, the eleventh paragraph and the twelfth paragraph, in each case contained in the Prospectus under the caption “Underwriting” (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus listed on Schedule C-2 hereto and each “bona fide electronic road show,” as defined in Rule 433(h)(5) under the 1933 Act, does not conflict with the information contained in the Registration Statement, the General Disclosure Package and the Prospectus and each such Issuer Free Writing Prospectus and each such bona fide electronic road show, as supplemented by and taken together with the General Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Independent Accountants of Company. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act.

(vii) Financial Statements. The financial statements of the Company and its consolidated subsidiaries and the related notes thereto included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the

Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidance applicable thereto. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(viii) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus (A) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, rights, assets, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (B) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (C) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise described in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(ix) Organization and Good Standing. The Company and each of its subsidiaries have been duly incorporated or organized, as the case may be, and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, as the case may be, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, rights, assets, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement and the Securities (a “Material Adverse Effect”). The subsidiaries listed in Schedule E to this Agreement are the only subsidiaries of the Company.

(x) Capitalization. All the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in each of the Registration Statement, the General Disclosure Package and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (except as otherwise described in each of the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xii) Authorization and Description of Securities. The Securities and the common stock of the Company, par value $0.01 per share (the “Common Stock”), issuable upon conversion of the Securities, each conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. The shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

(xiii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiv) No Violation or Default. Neither the Company nor any of its subsidiaries is (A) in violation of its charter or by-laws or similar organizational documents; (B) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (B) and (C) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(xv) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the sale of the Securities and compliance by the Company with the terms hereof and the consummation of the transactions contemplated hereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvi) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of its subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(xvii) Legal Proceedings. Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending, to which the Company or any of its subsidiaries is or may be a party or to which any property, right or asset of the Company or any of its subsidiaries is or may be the subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or by others.

(xviii) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the sale of the Securities and compliance by the Company with the terms hereof and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Underwriters.

(xix) Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are reasonably necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any license, sub-license, certificate, permit or authorization or has any reason to believe that any license, certificate, permit or authorization will not be renewed in the ordinary course, except where the revocation, modification or failure to renew the same would not, individually or in the aggregate, have a Material Adverse Effect.

(xx) Real and Personal Property. The Company and its subsidiaries have good and marketable title or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (A) are created pursuant to the credit facility of the Company, as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, (B) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (C) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxi) Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) the Company and its subsidiaries own, have rights with respect to or the right to use or otherwise exploit all patents, patent applications of the Company and its subsidiaries, trademarks, service marks, trade names, trademark registrations of the Company and its subsidiaries, service mark registrations of the Company and its subsidiaries, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted (provided that the foregoing does not apply with respect to patents and patent applications of any other person that the Company and its subsidiaries do not know are necessary for the conduct of their respective businesses); (B) the Company and its subsidiaries’ conduct of their respective businesses does not infringe or misappropriate any Intellectual Property of any other person; (C) the Company and its subsidiaries have not received any written notice of any claim that would adversely impact the value or use of the Intellectual Property of the Company and its subsidiaries necessary for the conduct of their respective businesses as currently conducted; and (D) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed or misappropriated by any person for which the Company or any of its subsidiaries is not pursuing.

(xxii) Compliance With Environmental Laws. Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Company and its subsidiaries (x) are, and at all prior times were, in compliance with all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (B) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except, in the case of each of (A) and (B), as would not, individually or in the aggregate, have a Material Adverse Effect; and (C) (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(xxiii) Compliance With ERISA. (A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (D) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (E) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (F) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification and (G) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), except in each case with respect to the events or conditions set forth in (A) through (G) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxiv) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.

(xxv) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(xxvi) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvii) Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have paid all federal, state, local and foreign taxes required to be paid through the date hereof and filed all tax returns required to be filed through the date hereof; and, except as otherwise described in each of the Registration Statement, the General Disclosure Package and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(xxviii) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are prudent and customary in the business in which they are engaged; and neither the Company nor any of its subsidiaries has (A) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(xxix) Investment Company Act. The Company is not an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(xxx) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or result in a violation of Regulation M under the 1934 Act; provided that the Company makes no representation with respect to any such action taken by The Blackstone Group, L.P. or any affiliates of The Blackstone Group, L.P. other than the Company and its subsidiaries.

(xxxi) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; provided that the Company makes no representation with respect to The Blackstone Group, L.P. or any affiliates of The Blackstone Group, L.P. other than the Company and its subsidiaries.

(xxxii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxiii) OFAC. Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions.

(xxxiv) No Undisclosed Relationships. To the knowledge of the Company, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the 1933 Act to be described in a registration statement to be filed with the Commission and that is not so described in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxv) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the 1934 Act) included or incorporated by reference in any of the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxvi) Industry Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the industry statistical and market-related data included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(b) Representations and Warranties by the Selling Stockholders. Each Selling Stockholder represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time and as of the Closing Time and agrees with each Underwriter, as follows:

(i) Accurate Disclosure. Neither the General Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this subsection (b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to the Selling Stockholders furnished in writing by or on behalf of the Selling Stockholders expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto (the “Selling Stockholder Information”).

(ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder.

(iii) Noncontravention. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by each Selling Stockholder and the consummation of the transactions contemplated herein and compliance by each Selling Stockholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which any Selling Stockholder is a party or by which any Selling Stockholder may be bound, or to which any of the property or assets of any Selling Stockholder is subject, nor will such action result in (i) the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by any Selling Stockholder result, (ii) any violation of (A) the provisions of the charter or by-laws or other organizational instrument of any Selling

Stockholder, if applicable, or (B) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any Selling Stockholder or any of its properties, except in the case of clause (ii)(B) as would not have a material adverse effect on the performance by the Selling Stockholders of their obligations under this Agreement.

(v) Valid Title. Each Selling Stockholder has, and at the Closing Time will have, valid title to the Securities to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder or a valid security entitlement in respect of such Securities.

(vi) Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by each Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee), registration of such Securities in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee), and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, each Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(vii) Absence of Manipulation. Each Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(viii) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by any Selling Stockholder of this Agreement, the sale of the Securities and compliance by the Company with the terms hereof and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders and registrations or qualifications as have already been obtained or as may be required by the Commission or under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws in connection with the purchase and resale of the Securities by the Underwriters, or the rules of FINRA.

(ix) No Registration or Other Similar Rights. Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, no Selling Stockholder has any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

(x) No Free Writing Prospectuses. No Selling Stockholder has prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), or has distributed any written materials in connection with the offer or sale of the Securities, other than any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Stockholder as such and delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Stockholders to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Sale of Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Stockholder agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder, at the price per share set forth in Schedule A, that proportion of the number of Securities set forth in Schedule B opposite the name of such Selling Stockholder, which the number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Securities, subject, in each case, to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Securities shall be made at the offices of Cravath, Swaine & Moore LLP, or at such other place as shall be agreed upon by the Underwriters and the Selling Stockholders, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Selling Stockholders (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Selling Stockholders by wire transfer of immediately available funds to a bank account designated by the Selling Stockholders, against delivery to the Underwriters of certificates or security entitlements for the Securities to be purchased by them.

SECTION 3. Covenants of the Company and the Selling Stockholders. The Company covenants and agrees with each Underwriter, and solely to the extent specified in Section 3(i) below, each Selling Stockholder covenants and agrees with each Underwriter, as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission in respect of the Registration Statement, including the documents incorporated by reference, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly

(A) give the Underwriters notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriters or counsel for the Underwriters shall object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Underwriters notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Restriction on Sale of Securities. During a period of 45 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) any shares issued as dividends in kind in respect of any shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company, including the Securities, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock or options to purchase Common Stock or other securities or instruments issued or granted pursuant to employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock or other securities or instruments issued or granted pursuant to any non-employee director stock plan or dividend reinvestment plan, (E) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to terms of such incentive or similar plans and (F) the issuance by the Company of Common Stock or securities convertible into Common Stock in connection with an acquisition or business combination (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto); provided that, for purposes of this clause (F), such issuances are limited to an amount equal to 5% of the total shares of Common Stock outstanding immediately after the completion of the offering; provided further that recipients of such Common Stock agree to be bound by the terms of the lockup agreement in the form of Exhibit D hereto.

(h) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(i) Issuer Free Writing Prospectuses. Each of the Company and each Selling Stockholder agrees that, unless it obtains the prior written consent of the Underwriters, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriters will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriters. Each of the Company and each Selling Stockholder represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters and the Common Stock issuable upon conversion thereof, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) all fees and expenses of any transfer agent or registrar for the Securities or the Common Stock issuable upon conversion of the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Company, (viii) the fees and expenses incurred in connection with the listing of the Common Stock issuable upon conversion of the Securities on the New York Stock Exchange and (ix) to the extent required by the Registration Rights Agreement, dated as of December 4, 2015, by and among the Company and each of the investors listed on the signature pages thereto, the reasonable, documented, out of pocket fees and expenses of one outside legal counsel to the Selling Stockholders.

(b) Expenses of the Selling Stockholders. The Selling Stockholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) except as set forth in clause (ix) of Section 4(a) hereof, the fees and disbursements of their counsel and other advisors.

(c) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5, Section 9(a)(ii) or Section 11 hereof, the Company and the Selling Stockholders shall reimburse the Underwriters for all of their out-of-pocket expenses reasonably incurred in connection with the offering of the Securities, including the reasonable fees and disbursements of counsel for the Underwriters incurred in connection with the offering of the Securities.

(d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained herein or in certificates of any officer of the Company or any of its subsidiaries or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and each Selling Stockholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission; and the Company has complied with each request (if any) from the Commission for additional information with respect to the Registration Statement. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinions and 10b-5 Statement of Counsel for Company. At the Closing Time, the Underwriters shall have received the favorable opinions and 10b-5 statement, dated the Closing Time, of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, to the effect set forth in Exhibit A hereto.

(c) Opinion of Maryland Counsel for Company. At the Closing Time, the Underwriters shall have received the favorable opinion, dated the Closing Time, of Venable LLP, Maryland counsel for the Company, to the effect set forth in Exhibit B hereto.

(d) Opinion of Counsel for the Selling Stockholders. At the Closing Time, the Underwriters shall have received the favorable opinion, dated the Closing Time, of Kirkland & Ellis LLP, counsel for the Selling Stockholders, to the effect set forth in Exhibit C hereto.

(e) Opinion and 10b-5 Statement of Counsel for Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion and 10b-5 statement, dated the Closing Time, of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to the matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(f) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(g) Certificate of Selling Stockholders. At the Closing Time, the Underwriters shall have received a certificate of the Selling Stockholders, dated the Closing Time, to the effect that (i) the representations and warranties of each Selling Stockholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) each Selling Stockholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(h) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter, dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) Bring-down Comfort Letter. At the Closing Time, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j) Approval of Listing. At the Closing Time, the Common Stock issuable upon conversion of the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(k) Lock-up Agreements. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule D hereto.

(l) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any downgrading of the rating of any debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(m) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company and the Selling Stockholders at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense whatsoever (including, without limitation, the fees and disbursements of counsel chosen by the Underwriters), arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the express approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information.

(b) Indemnification of Underwriters by Selling Stockholders. Each Selling Stockholder agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in subsection (a) of this Section; provided that each Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information; provided, further, that the liability under this subsection of the Selling Stockholders shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts, but before expenses, to the Selling Stockholders from the sale of Securities sold by the Selling Stockholders hereunder.

(c) Indemnification of Company, Directors and Officers and Selling Stockholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company or the Selling Stockholders, as the case may be. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Stockholder and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Underwriters may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to the Closing Time (i) if there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (ii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iii) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If any Underwriter shall fail at the Closing Time to purchase the Securities which it is obligated to purchase under this Agreement (the “Defaulted Securities”), the non-defaulting Underwriter shall have the right, within 24 hours thereafter, to make arrangements for such non-defaulting Underwriter, or any other party or parties reasonably satisfactory to the Company and the Selling Stockholders, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Underwriter shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the (i) non-defaulting Underwriter or (ii) the Company and the Selling Stockholders shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by one or more of the Selling Stockholders. If the Selling Stockholders shall fail at the Closing Time to sell and deliver the number of Securities which the Selling Stockholders are obligated to sell hereunder, then the Underwriters may, at their option, by notice from the Underwriters to the Company and the Selling Stockholders, terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 15 and 16 shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk, and to Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (fax: (212) 230-8730); notices to the Company shall be directed to it at NCR Corporation, 3097 Satellite Boulevard, Duluth Georgia 30096, (fax: (678) 808-5207); Attention: Treasurer; and notices to the Selling Stockholders shall be directed to Blackstone Capital Partners VI L.P., c/o The Blackstone Group, 345 Park Avenue, New York, NY 10154, Attn: Greg Blank (fax: 646-253-8902, email: blank@blackstone.com).

SECTION 13. No Advisory or Fiduciary Relationship. Each of the Company and each Selling Stockholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or any Selling Stockholder, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries or any Selling Stockholder on other matters) and no Underwriter has any obligation to the Company or any Selling Stockholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Stockholder and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and each of the Selling Stockholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

Very truly yours,

NCR CORPORATION

By	/s/ Edward Gallagher
	Name:	Edward Gallagher
	Title:	General Counsel

CONFIRMED AND ACCEPTED,
as of the date first above written:

J.P. MORGAN SECURITIES LLC

By	/s/ Yun Xie
	Name:	Yun Xie
	Title:	Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Shiv Vasisht
	Name:	Shiv Vasisht
	Title:	Managing Director

Selling Stockholders:

BLACKSTONE BCP VI SBS ESC HOLDCO L.P.

By:	BCP VI Side-by-Side GP L.L.C., its General Partner

By:	/s/ Martin J. Brand

	Name:	Martin J. Brand

	Title:	Senior Managing Director

BLACKSTONE NCR HOLDCO L.P.

By:	Blackstone Management Associates VI L.L.C., its General Partner

By:	BMA VI L.L.C., its Sole Member

By:	/s/ Martin J. Brand

	Name:	Martin J. Brand

	Title:	Senior Managing Director

BTO NCR HOLDINGS – ESC L.P.

By:	BTO Holdings Manager L.L.C., its General Partner

By:	Blackstone Tactical Opportunities Associates L.L.C., its Managing Member

By:	BTOA L.L.C., its Sole Member

By:	/s/ Christopher James

	Name:	Christopher James

	Title:	Senior Managing Director

BTO NCR HOLDINGS L.P.

By:	BTO Holdings Manager L.L.C., its General Partner

By:	Blackstone Tactical Opportunities Associates L.L.C., its Managing Member

By:	BTOA L.L.C., its Sole Member

By:	/s/ Christopher James

	Name:	Christopher James

	Title:	Senior Managing Director

SCHEDULE A

The initial public offering price per share for the Securities shall be $1,602.99.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $1,594.98, being an amount equal to the initial public offering price set forth above less $8.01 per share.

Name of Underwriter	Number of Securities

J.P. Morgan Securities LLC	171,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	171,000

Total	342,000

Sch A-1

SCHEDULE B

Number of Securities to be Sold
BTO NCR HOLDINGS - ESC L.P.	302
BTO NCR HOLDINGS L.P.	86,416
BLACKSTONE BCP VI SBS ESC HOLDCO L.P.	506
BLACKSTONE NCR HOLDCO L.P.	254,776

Total	342,000

Sch B-1

SCHEDULE C-1

1.	The Selling Shareholders are selling 342,000 shares of Securities.

2.	The initial public offering price per share for the Securities shall be $1,602.99.

SCHEDULE C-2

Free Writing Prospectuses

None.

Sch C-1

SCHEDULE D

List of Persons and Entities Subject to Lock-up

BTO NCR HOLDINGS - ESC L.P.

BTO NCR HOLDINGS L.P.

BLACKSTONE BCP VI SBS ESC HOLDCO L.P.

BLACKSTONE NCR HOLDCO L.P.

Sch D-1

SCHEDULE E

List of Subsidiaries of the Company

Organized under the Laws of
Data Pathing Holding LLC	Delaware
NCR EasyPoint LLC	Delaware
NCR European and South American Holdings LLC	Delaware
NCR Government Systems LLC	Delaware
NCR Indonesia LLC	Delaware
NCR International, Inc.	Delaware
NCR Italia Holdings LLC	Delaware
NCR Latin American Holdings LLC	Delaware
NCR Middle East Holdings, LLC	Delaware
NCR Poland LLC	Delaware
NCR Solutions (Middle East) LLC	Delaware
NCR Receivables LLC	Delaware
North American Research Corporation	Delaware
Quantor Holding LLC	Delaware
NCR Foreign Investco, LLC	Delaware
NCR Foreign Investco 1, LLC	Delaware
Radiant Payment Services, LLC	Georgia
The National Cash Register Company	Maryland
TCR Business Systems, Inc.	Texas
Texas Digital Systems, Inc.	Texas
Digital Insight	Delaware
NCR Argentina S.R.L.	Argentina
NCR Australia Pty, Ltd.	Australia
Quest Retail Technology Pty Ltd	Australia
Radiant Holdings Pty Ltd.	Australia
Radiant Systems Asia-Pacific Pty Ltd.	Australia
Retalix Australia PTY Ltd.	Australia
RADS Australia Holdings Pty Ltd	Australia
NCR Oesterreich Ges.m.b.H.	Austria
Orderman GmbH	Austria
Radiant Systems GmbH	Austria
NCR (Bahrain) W.L.L.	Bahrain
NCR Hospitality Bahrain SPC	Bahrain
NCR Belgium & Co. SNC	Belgium
Global Assurance Limited	Bermuda
NCR (Bermuda) Holdings Limited	Bermuda
NCR Bermuda (2006) Limited	Bermuda
NCR Services Limited	Bermuda
NCR Treasury Finance Limited	Bermuda
NCR Treasury Financing Limited	Bermuda
NCR Brasil - Industria de Equipamentos para Automacao S.A.	Brazil
NCR Brasil LTDA	Brazil
POS Integrated Solutions De Brasil Comercio E Services de Informatica S.A.	Brazil
RDS South American Comercio E Servicos De Informatica S.A.	Brazil
Wyse Sistemas de Informatica Ltda	Brazil
NCR Canada Corp.	Canada
NCR Chile Industrial y Comercial Limitada	Chile
NCR Comercial E Inversiones Limitada	Chile

Sch E-1

NCR (Beijing) Financial Equipment System Co., Ltd.	China
NCR (Guangzhou) Technology Co., Ltd.	China
NCR (Shanghai) Technology Services Ltd.	China
Retalix Technology (Beijing) Co. Ltd.	China
NCR Colombia Ltda	Colombia
Papeles y Suministros del Cuaca S.A. (Joint Venture)	Colombia
NCR (Cyprus) Limited	Cyprus
NCR (IRI) Ltd.	Cyprus
NCR (Middle East) Limited	Cyprus
NCR (North Africa) Limited	Cyprus
NCR Ceska Republika spol. S.r.o.	Czech Republic
NCR Danmark A/S	Denmark
NCR Dominicana SRL	Dominican Republic
NCR Finland OY	Finland
4Front Technologies SA France	France
NCR France, SNC	France
Retalix France SARL	France
NCR Antilles S.A.R.L.	French W.I.
NCR GmbH	Germany
NCR Ghana Limited	Ghana
NCR (Hellas) S.A.	Greece
NCR (Hong Kong) Limited	Hong Kong
Alaric International Korlatolt Felelossegu Tarsasag	Hungary
NCR Magyarorszag Kft.	Hungary
NCR Corporation India Private Limited	India
Digital Insight India Products Private Limited	India
Radiant Systems Retail Solutions Private Limited	India
P. T. NCR Indonesia	Indonesia
NCR Airside Ireland Limited	Ireland
NCR Global Holdings Limited	Ireland
NCR Global Solutions Limited	Ireland
NCR International Technology Limited	Ireland
NCR Israel Ltd.	Israel
NCR Global Ltd.	Israel
Moon Holdings S.P.V Ltd.	Israel
Palm Point Ltd.	Israel
Tamar Industries M.R. Electronic Ltd.	Israel
NCR Italia S.r.l.	Italy
Retalix Italia S.p.A.	Italy
NCR Holdings, Ltd.	Japan
NCR Japan, Ltd.	Japan
NCR (Kenya) Limited	Kenya
NCR Korea Co Ltd.	Korea
NCR International & Co Holdings Luxembourg SNC	Luxembourg
NCR International & Co Luxembourg SNC	Luxembourg
NCR International SNC	Luxembourg
NCR International 2 SNC	Luxembourg
RADS International SARL	Luxembourg
Orderman S.Á R.L.	Luxeumbourg
NCR (Macau) Limited	Macau
NCR Payments and Services Malaysia SDN. BHD	Malaysia
NCR (Malaysia) Sdn. Bhd.	Malaysia
Radiant Systems Retail Solutions SDN. BDH.	Malaysia
Tricubes NCR JV Sdn Bhd	Malaysia
NCR Consumables, SA de CV	Mexico
NCR de Mexico S. RL C.V.	Mexico

Sch E-1

NCR Global Consumables Solutions, SA de CV	Mexico
NCR Solutions de Mexico S. de R.L. de C.V.	Mexico
Global Acquisition C.V.	Netherlands
Keynesplein Holding C.V.	Netherlands
NCR Dutch Holdings B.V.	Netherlands
NCR Dutch Holdings C.V.	Netherlands
NCR Nederland B.V.	Netherlands
NCR (NZ) Corporation	New Zealand
NCR (Nigeria) PLC	Nigeria
NCR Norge AS	Norway
NCR Corporation de Centroamerica S.A.	Panama
NCR del Peru S.A.	Peru
NCR Cebu Development Center, Inc.	Philippines
NCR Corporation (Philippines)	Philippines
NCR Polska Sp.z.o.o.	Poland
NCR Iberia Lda	Portugal
NCR Qatar LLC	Qatar
NCR A/O	Russia
NCR D.O.O. Beograd	Serbia
NCR Asia Pacific PTE Limited	Singapore
NCR Singapore Pte Ltd	Singapore
Radiant Systems Retail Solutions Pte Ltd.	Singapore
NCR International (South Africa) (Pty) Ltd.	South Africa
NCR Espana, S.L.	Spain
Orderman Iberica S.L.	Spain
Radiant Systems Retail Solutions, S.L.	Spain
Iber Aloha S.L.	Spain
National Registrierkassen AG	Switzerland
NCR (Switzerland) GmbH	Switzerland
NCR Systems Taiwan Ltd.	Taiwan
NCR (Thailand) Limited	Thailand
Radiant Systems Ltd.	Thailand
NCR Bilisim Sistemleri, LS	Turkey
NCR Ukraine Limited	Ukraine
Alaric Systems Limited	United Kingdom
NCR Financial Solutions Group Limited	United Kingdom
NCR Limited	United Kingdom
NCR UK Group Limited	United Kingdom
Radiant Systems UK (II) Limited	United Kingdom
Radiant Systems Limited	United Kingdom
Retalix (UK) Limited	United Kingdom
N. Timms & Co (Private) Ltd	Zimbabwe
NCR Zimbabwe (Private) Ltd	Zimbabwe

Sch E-1

Exhibit D

FORM OF LOCK-UP TO BE DELIVERED PURSUANT TO SECTION 5(i)

March 13, 2017

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Re:	Proposed Public Offering

Dear Sirs:

The undersigned, a stockholder of NCR Corporation, a Maryland corporation (the “Company”), understands that J.P. Morgan Securities LLC (“J.P. Morgan”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Selling Stockholders providing for the public offering (the “Public Offering”) of 342,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Securities”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on the date hereof and ending on the date that is 45 days from the date of the Underwriting Agreement (the “Lock-up Period”), the undersigned will not, without the prior written consent of the Underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of J.P. Morgan and Merrill Lynch, provided that (1) J.P. Morgan and Merrill Lynch receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of

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1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts or charitable contributions;

(ii)	by will or testacy;

(iii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iv)	as a distribution or transfer to limited partners, general partners, members or stockholders of the undersigned;

(v)	to the undersigned’s affiliates or to any corporation, partnership, limited liability company, investment fund or other entity which controls or manages or is controlled or managed by or enters under common control or management with the undersigned;

(vi)	the Securities to be sold in the Public Offering; or

(vii)	transfers in connection with a liquidation, merger, stock exchange or similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock, or securities convertible into Common Stock, for cash, securities or other property.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding anything to the contrary herein, the undersigned may sell shares of the Securities to the Company in accordance with the Stock Repurchase Agreement dated as of March 10, 2017, among the Company and the Selling Stockholders.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

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